SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2013

Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 648-9366 Ext. 2

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On July 24, 2013, our board of directors approved an asset purchase agreement (the “Agreement”) with Brazo River Technologies, LLC. Under the Agreement, we have acquired all rights to the MyMobiPoints application, including the source code for the application and the MyMobiPoints web domain. MyMobiPoints is a social media points application which we plan to use to enhance our MingleSuite social media technology with a slate of features for mobile device users. The technology is a social media technology that tracks the sharing of content by users where they are awarded pre-set points that are custom to the mobile app technology and integrated within a loyalty points system. These points are redeemable towards products and services that the app client directors towards the app user. It is a sophisticated and modern loyalty points system, and a tremendous asset to the Myriad technology portfolio.

As the purchase price for these assets, we have agreed to issue a total of 8,500,000 shares of common stock as follows:

Brazo River Technologies, LLC – 7,500,000 shares

Ticker Logix, Inc. – 1,000,000 shares

The foregoing is a summary of the material terms of the Agreement, which also contains various representations, warranties, and other terms. The Agreement should be reviewed in its entirety for additional information.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Agreement with Brazo River Technologies, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myriad Interactive Media, Inc.

/s/ Derek Ivany

Derek Ivany
Chief Executive Officer

Date: July 31, 2013

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